Exhibit 10.18

FORM OF RETAINED KNOW-HOW AND TECHNOLOGY

LICENSE AGREEMENT

This Retained Know-How and Technology License Agreement (this “Agreement”) dated as of [•], 2021 (“Effective Date”), is made by and between International Paper Company, a New York corporation (“Licensor”), and Global Holdings II, Inc, a Delaware corporation (“Licensee”). “Parties” refers to Licensor and Licensee jointly. “Party” refers to Licensor or Licensee individually.

WHEREAS, Licensor and Licensee have entered into a Separation and Distribution Agreement dated as of [•] (the “Separation Agreement”), pursuant to which Licensor has agreed to contribute, assign, transfer, convey and deliver to Licensee all of Licensor’s right, title and interest in and to the SpinCo Assets, including the SpinCo Intellectual Property, on the terms and subject to the conditions set forth in the Separation Agreement;

WHEREAS, the Licensed Technology (as defined below) is not being transferred to Licensee pursuant to the Separation Agreement; and

WHEREAS, Licensee wishes to continue to use the Licensed Technology in connection with Products (as defined below) manufactured at the Facility (as defined below), and Licensor has agreed to license the Licensed Technology to Licensee in connection with Products manufactured at the Facility, subject to the limitations set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed:

SECTION 1. Definitions.

(a) Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Separation Agreement.

(b) “Facility” means the existing manufacturing facilities located at (i) Ticonderoga, (ii) Eastover, (iii) Luís Antônio, Brazil, (iv) Três Lagoas, Brazil, (v) Mogi Guaçu, Brazil, (vi) Svetogorsk, Russia and (vii) Saillat, France; sheeter facilities located at (x) Sumter and (y) Saillat, France; and any future expansions to such existing manufacturing facilities that result in an expansion of capacity, provided that such future expansions are co-located with and physically connected to such existing manufacturing facilities.

(c) “Licensed Technology” means Know-How, whether confidential or not, delivered in association with Licensor being a former Affiliate of Licensee owned by, or licensed to (and sublicensable by Licensor without any obligation to the owner of such Know-How) (such licensed Know-How, the “Sublicensed Technology”), Licensor or its Subsidiaries as of the Effective Date which is in commercial use by Licensee or its Affiliates within the Facility and which is reasonably necessary for Licensee in the design, manufacture, application, sale or marketing of Products within the Facility as of the Effective Date of this Agreement including without limitation those specifically mentioned in Schedule 1. For the avoidance of doubt, Retained Licensed Intellectual Property excludes all Intellectual Property owned by Licensor or its Subsidiaries (including the Know-How described in the foregoing clauses (i) and (ii)) to the extent relating to Excluded Products.

(d) “Products” means, with respect to any Facility, products manufactured in the operation of the SpinCo Business as conducted at such Facility during the twenty-four (24) months immediately prior to the Effective Date; provided that Products shall exclude bristols and specialty papers and any product produced by the Parent Business, including containerboard, linerboard, white top linerboard, medium recycled linerboard, recycled medium, saturating kraft, corrugated containers and fluff, market and specialty pulps (the products in this proviso, collectively, the “Excluded Products”).

SECTION 2. License and Use.

(a) Subject to the terms and conditions set forth in this Agreement, Licensor, on behalf of itself and its Subsidiaries, grants to Licensee a fully paid-up, royalty-free, perpetual (subject to Section 5), worldwide, non-assignable (subject to Section 17), non-exclusive license to use (including, subject to Section 2(b), to create modifications, enhancements or improvements to) the Licensed Technology to make, have made, sell, offer to sell, import and export Products and services solely in connection with Products manufactured at the applicable Facility in the conduct of the SpinCo Business following the Effective Date, in the manner conducted as of the Effective Date and not for any other current or future purpose or business of Licensee (collectively, the rights granted above will be referred to as the “License”).

(b) Licensee shall not be entitled to (i) sublicense, assign (except as expressly provided herein this Agreement) or otherwise authorize anyone to use the Licensed Technology without the prior written consent of Licensor or (ii) make modifications, enhancements or improvements to the Sublicensed Technology.

(c) All rights not expressly granted to Licensee hereunder are reserved for the Licensor. No licenses, implied or otherwise, are granted to the Licensee other than those granted pursuant to this Section 2, and no act of manufacture or use of any products by Licensor or Licensee shall be construed as, or result in, a grant of any license to the Licensee, expressly or by implication, estoppel, or otherwise. Licensee agrees not to use the Licensed Technology other than as set forth in this Agreement.

(d) Licensee undertakes not to represent in any manner that it has any ownership in the Licensed Technology and acknowledges that its use of the Licensed Technology shall not create in Licensee any right other than such specifically granted by this Agreement.

SECTION 3. Ownership and Protection of Licensed Technology.

(a) Licensee acknowledges that Licensor and, if applicable, Licensor’s business partners are and at all times shall continue to be the exclusive owners of the Licensed Technology and that all of Licensee’s rights and use under this Agreement will inure to the benefit of the Licensor and Licensor’s business partners and all title and property in the Licensed Technology continues at all times to vest solely and absolutely in the Licensor and Licensor’s business partners. In the event that Licensee desires to expand its use of the Sublicensed Technology, Licensee agrees: (i) Licensor shall have no liability related to such expanded use; (ii) Licensor shall have no responsibility to negotiate such rights to enable Licensee’s expanded use; and (iii) Licensee shall negotiate such rights to Licensee’s expanded use directly with Licensor’s business partners.

(b) Licensee shall acquire no ownership, title, right, interest, benefit in or to the Licensed Technology other than the right to use the Licensed Technology in accordance with the terms of this Agreement. Licensee acknowledges that it shall not and is not acquiring any ownership, title, rights, interest of benefit, in or other than the right to use the Licensed Technology in accordance with the terms of this Agreement.

(c) Licensee shall not do, cause, suffer or cause to be done any deed, matter or thing whatsoever which shall, or is likely to, adversely affect or prejudice, directly or indirectly, the validity of the Licensed Technology or the ownership of the Licensed Technology by Licensor and Licensor’s business partners.

(d) Licensee shall not take any action in protection of the Licensed Technology, or in furtherance of the interest of Licensor therein, without Licensor’s written consent.

SECTION 4. Improvements. In the event a Party makes, or has a Third Party make, modifications, enhancements or improvements to any Licensed Technology (excluding the Sublicensed Technology, for which no rights to make modifications, enhancements or improvements therefrom are granted hereunder) (“Improvements”), each Party shall retain ownership of any modifications, enhancements or improvements that such Party makes, or has a Third Party make. For purposes of clarity, the License does not include rights to Improvements.

SECTION 5. Term and Termination.

(a) Unless otherwise terminated in accordance with the terms herein, this Agreement shall remain in full force and effect in perpetuity.

(b) Licensor may terminate (i) this Agreement in the event Licensee makes or attempts to make an assignment of this Agreement in violation of Section 17, (ii) this Agreement in the event Licensee (x) becomes insolvent, (y) becomes the subject of a petition in bankruptcy which is not withdrawn or dismissed within sixty (60) days thereafter, or (z) makes an assignment for the benefit of creditors, (iii) this Agreement upon the mutual written agreement of the Parties, (iv) this Agreement in the event Licensee challenges or attempts to challenge Licensor’s ownership of or the validity of the Licensed Technology, and (v) the License in the event Licensee uses the Licensed Technology outside the conduct of the SpinCo Business as conducted as of the Effective Date or otherwise contrary to this Agreement.

(c) Licensee will immediately cease any and all use of the Licensed Technology upon termination of this Agreement, and within a reasonable period, but in no event more than ninety (90) days from the date of termination Licensee shall deliver to Licensor all documents, data, information, records, confidential information whether or not so marked, provided by Licensor for the purposes of the Agreement and, at the request of Licensor, destroy all copies, physical and electronic, thereof and provide Licensor with a certificate from its general counsel certifying that all copies have been destroyed. Notwithstanding the foregoing, Licensee may retain copies of such documents, data, information, records or confidential information to the extent (i) retained in Licensee’s standard archival or computer back-up systems pursuant to Licensee’s internal document retention policies and (ii) required to comply with legal requirements; in each case, provided Licensee shall continue to maintain such documents, data, information, records or confidential information as confidential and subject to the terms and conditions of this Agreement.

SECTION 6. Confidentiality. The Parties hereto shall hold in strict confidence, and not disclose to any other Person or use for any purpose other than as expressly permitted pursuant to this Agreement, without the prior written consent of the other Party, any information regarding the Licensed Technology or otherwise received under this Agreement which the disclosing Party, at the time of disclosure, identifies as confidential (whether in writing or orally) or that would otherwise reasonably be understood to constitute confidential information; provided that the Parties hereto may disclose, or may permit disclosure of, such confidential information (a) to their respective Representatives who have a need to know such information for auditing and other non-commercial purposes and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties hereto and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (b) if the Parties hereto are requested or required to disclose any such confidential information by oral questions, interrogatories, requests for information or other documents in legal proceedings, subpoena, civil investigative demand or any other similar process, or by other requirements of Law or stock exchange rule, (c) as required in connection with any legal or other proceeding by one Party against any other party or (d) as necessary in order to permit a Party to prepare and disclose its financial statements, or other required disclosures required by Law or such applicable stock exchange. Notwithstanding the foregoing, in the event that any demand or request for disclosure of confidential information is made pursuant to clause (b) above, each Party hereto, as applicable, shall provide the other with prompt written notice of any such request or requirement so that the other Party has an opportunity to seek a protective order or other appropriate remedy, which such Parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Party that is required to make disclosure shall disclose or shall cause to be disclosed only that portion of the confidential information that is in the opinion of outside counsel necessary to be disclosed and shall use its reasonable best efforts to ensure confidential treatment is accorded to such disclosed information.

SECTION 7. No Representations or Warranties. ALL OF THE LICENSED TECHNOLOGY IS LICENSED ON AN “AS IS, WHERE IS” BASIS. ACCORDINGLY, EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE SEPARATION AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, (a) LICENSOR EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY LICENSED TECHNOLOGY, INCLUDING AS TO VALIDITY, NON-INFRINGEMENT AND ADEQUACY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OPERATION OR PERFORMANCE THEREOF AND (b) IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY DIRECT DAMAGES, COSTS OR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING ANY USE THEREOF BY LICENSEE.

SECTION 8. Maintenance and Registration of Licensed Technology.

(a) Licensor shall have complete discretion whether or not to decide to apply for, abandon or let expire any registerable rights related to the Licensed Technology.

(b) Licensee shall not file registrations or applications related to Improvements without the prior express written authorization from Licensor. In the event that an authorized or unauthorized registration or application related to Improvements occurs, such registration or application will be licensed royalty-free to Licensor. Any and all fees directly associated with the additional registrations will be borne by Licensee.

(c) Should any use of the Licensed Technology result in the Licensee acquiring or becoming entitled to any property rights or other rights in the Licensed Technology, Licensee agrees that at a time and in a manner designated by Licensor, Licensee shall, without demur, assign, free of charge and execute all such documents and/ or affidavits as may be required under applicable laws to transfer to and confirm in Licensor, any rights, title, interest in, to and under the Licensed Technology or any of them, that might arise out of the Licensee’s use of the Licensed Technology. Costs of such assignment shall be borne by Licensor.

SECTION 9. Infringement Actions. Licensor will from time to time take commercially reasonable steps that it considers (in its sole discretion) necessary to protect the Licensed Technology, and Licensee agrees forthwith to communicate to any infringement or misappropriation or threatened infringement or misappropriation of any Licensed Technology which may come to its notice. In the event Licensor takes affirmative action against an infringement or misappropriation or a threatened infringement or misappropriation, Licensee agrees to assist Licensor in whatever manner Licensor reasonably requests, at the expense of Licensor. Recovery of damages resulting from any such action shall be solely for the account of Licensor. Licensee will provide information reasonably requested by Licensor in any infringement or misappropriation action, including in connection with the calculation of damages.

SECTION 10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

SECTION 11. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by e-mail with receipt confirmed (followed by delivery of an original via overnight courier service or by registered or certified mail postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11):

if to Licensor, to:

International Paper Company

6400 Poplar Avenue

Memphis, Tennessee 38197

Attention: Sharon Ryan (General Counsel)

with a copy (which shall not constitute notice) to:

INTERNATIONAL PAPER COMPANY

6400 Poplar Avenue

Memphis, TN 38197

Attention:                Chief Counsel—Intellectual Property

if to Licensee, to:

[                ]

[                ]

[                ]

Attention:    [                ]

E-Mail:        [                 ]

with a copy (which shall not constitute notice) to:

[                ]

[                ]

[                ]

Attention:    [                ]

E-Mail:        [                 ]

A Party may, by notice to the other Party, change the address to which such notices are to be given.

SECTION 12. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

SECTION 13. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the Parties.

SECTION 14. Entire Agreement. This Agreement and the Separation Agreement and the exhibits, schedules and appendices hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement, on the one hand, and the provisions of the Separation Agreement (including the exhibits, schedules and appendices thereto), on the other hand, the provisions of the Separation Agreement shall control.

SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other Party hereto. Each Party acknowledges that it and the other Party are executing this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp, electronic or mechanical signature) by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

SECTION 16. Governing Law; Forum; Waiver of Jury Trial. The provisions of Section 10.2 of the Separation Agreement shall apply to this Agreement mutatis mutandis.

SECTION 17. Assignment and Sublicense. Neither this Agreement nor any rights and obligations of Licensee hereunder may be assigned or sublicensed (subject to Section 2(b)) by Licensee; provided, however, that Licensee may, without consent, and upon prior written notice to Licensor, (a) assign this Agreement or sublicense, solely within the scope of the License, the rights granted hereunder (excluding such rights with respect to the Sublicensed Technology, for which no rights to grant sublicenses thereof or thereto are granted hereunder), in whole or in part, to an Affiliate of Licensee or (b) assign this Agreement, in whole or in part, to a non-Affiliate purchaser or non-Affiliate transferee of all or part of a Facility, provided further, that in no event may the non-Affiliate assignee or transferee use any of the Licensed Technology in any business or activity other than that of the portion of the purchased or transferred Facility as operated as of the date of such assignment. Licensee shall be responsible for the activities of any sublicensee of Licensee as if the activities were directly those of Licensee. Any transfer or other disposition by Licensor or any of its Subsidiaries of any Licensed Technology will be made subject to the terms of this Agreement. Licensor may freely assign this Agreement in whole or in part in connection with the transfer of all or any portion of its business to which this Agreement pertains. Subject to the preceding sentences of this Section 17, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

SECTION 18. Limitations of Liability. NEITHER PARTY, NOR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, AND EMPLOYEES SHALL BE LIABLE TO THE OTHER PARTY, OR ITS AFFILIATES, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, REVENUE OR BUSINESS) ARISING OUT OF OR RELATED TO THIS AGREEMENT. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES ARE SOUGHT BASED ON BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY.

SECTION 19. Headings. The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 20. Bankruptcy. All licenses granted under this Agreement will be deemed licenses of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and a licensee under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date first set forth above.

INTERNATIONAL PAPER COMPANY	GLOBAL HOLDINGS II, INC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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